UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☒ Soliciting Material Pursuant to §240.14a-12

JANUS HENDERSON GROUP PLC
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter from the CEO of Janus Henderson Group plc to its employees, dated December 22, 2025.

Hi everyone,

I hope you’re getting ready for a restful holiday period very soon. Today, I am pleased to share that Janus Henderson is going private again. We have reached an agreement to be acquired by Trian and General Catalyst, two growth-oriented investment firms that are energized by what the firm has accomplished so far, recognize the significant potential of our business, and are committed to supporting us going forward. This agreement was negotiated and approved by an independent special committee of our Board of Directors.

This announcement marks an important milestone for Janus Henderson. As longtime shareholders and Board members with expertise in the asset management industry, Trian is one of our biggest supporters and has seen firsthand the value we bring to our clients. General Catalyst is a growth-oriented investment firm with experience leveraging technology and AI to help businesses remove constraints to reach their full potential. In partnership with them both, we will be able to further invest in our product offering, client services, technology, and talent to accelerate our growth and build for the future.

I want to emphasize that this transaction is a testament to every one of you who have executed on our strategy to Protect & Grow our core, Amplify our strengths, and Diversify where we have the right, putting our clients first—always. Trian’s and General Catalyst’s interest in partnering with us is a strong affirmation of our long-term strategy and the talent behind it. Thanks to you—individually and collectively—we are seeing tangible momentum in the business, and going forward we should be even better positioned to deliver on our mission of differentiated insights, disciplined investments, and world-class service to our clients.

The transaction is expected to close in mid-2026 and is subject to a number of closing conditions, such as shareholder approval and certain client and regulatory approvals. As we move through the approval process, it’s important that we stay focused on what we do best—delivering for our clients, together. We know you will have questions as we move forward, and we are committed to ensuring that employees are kept informed. I want you to know that management and our new owners have discussed and are committed to employee topics like our work-from-home policy, compensation, and benefits, etc. We will have a Town Hall after the holidays, where we will provide additional thoughts about our exciting future. I am also happy for you to reach out to me with any suggestions, topics, or questions in advance at CEOideas.

Once the transaction closes, we will no longer be a publicly traded company. An advantage of going private is that we no longer will have to operate within the framework of public market expectations and volatility which we believe will better position us to build on our momentum and invest even more in our business for the long term. We’ll be able to enhance the client experience and pursue innovation across our product offering and technology without the short-term pressures of public capital market volatility or expectations. In summary, although we are doing well as a public company today, private ownership will give us greater flexibility and patience to make significant long-term investments in our offerings and infrastructure, which will ultimately help us deliver superior returns for our clients and growth for the firm.

As I’ve said before, during our 91-year history, Janus Henderson has been public and private at different times, and we have never lost focus on investing in a brighter future together for our clients and employees.

In the note I sent last week, I said how proud I am of the work we have accomplished together in 2025, and I am confident we will carry this success into 2026 as well. Again, I hope you take some time over the holidays to recharge and spend time with your families and friends.

All my best,

Ali

Forward Looking Statements

Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, Janus Henderson’s ability to obtain the regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson  may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by Janus Henderson with the SEC from time to time.

Important Information and Where to Find It

In connection with the proposed transaction, Janus Henderson Group plc (“Janus Henderson”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Janus Henderson’s shareholders. Janus Henderson and affiliates of Janus Henderson intend to jointly file a transaction statement on Schedule 13E-3. Janus Henderson may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.